                                                                    EXHIBIT 99.3

                             ASSOCIATED BANC-CORP
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.   The approval of an           For Against Abstain      2.  The approval of the issuance of up to             For Against Abstain
amendment to the Associated                                28,627,148 shares of Associated common stock
Banc-corp. ("Associated")                                  pursuant to the Agreement and Plan of Merger
Articles of Incorporation to                               dated as of May 14, 1997, among Associated,
increase the number of                                     Badger Merger Corp., and First Financial Corporation.
authorized shares of
Associated common stock                                                                 Dated:                   , 1997
to 100,000,000 shares.                                                                         ------------------
                                                                Signature(s)
                                                                             ---------------------------------------------

                                                                             ---------------------------------------------

                                                           Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PROXY                                                                      PROXY
                            ASSOCIATED BANC-CORP
                  112 NORTH ADAMS STREET, GREEN BAY, WI 54301
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ASSOCIATED BANC-CORP
     for the Special Meeting of Shareholders to be held on October 27, 1997

     The undersigned hereby appoints John S. Holbrook, Jr., John C. Meng, and J. Douglas Quick, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Associated Banc-Corp ("Associated") held of record by the undersigned on September 2, 1997, at the Special Meeting of Shareholders to be held on October 27, 1997, or any adjournment thereof on the matters and in the manner indicated on the above proxy card and described in the Joint Proxy Statement/Prospectus. This proxy revokes all prior proxies given by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, ABOVE, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .


                            YOUR VOTE IS IMPORTANT!


YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE PROXY ABOVE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH
YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.   THE
GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.